ASSET AND BUSINESS ACQUISITION AGREEMENT

This ASSET AND BUSINESS ACQUISITION AGREEMENT (this "AGREEMENT") is entered into as of May 26, 2007 and comes into effect on the same day by and between the following two Parties:

  (1) Company Name: Foshan City Nan Hai Luo Village Lian Sing Jiu Da Plastic Powder Factory ("LAO")

Owner:  LAO, Ka Liang

China
ID Card:   ZD: -----------------------

Type of
Business:  Sole Proprietorship

Business:  No. 4, Dong Yi Qu, Lian Sing, Luo Cum Town, Nan Hai District,
Address:   Foshan City, Guangdong Province, PRC

  (2) OBN Holdings Inc, a US Public Company trading under the symbol (OTC: OBNH) duly incorporated and validly existing under the laws of Nevada, USA ("OBNH").

WHEREAS: LAO owns the assets, and business (the "PLASTICS COMPANY") which are verified for the purposes of this transaction on the true financial statements of the aforementioned company under US Generally Accepted Accounting Principles ("GAAP").

WHEREAS: LAO shall transfer 100% of the assets and business of the PLASTICS COMPANY to OBNH, and OBNH shall acquire the PLASTICS COMPANY from LAO and transfer in return 10 million shares of OBN Holdings stock (35% ownership position) as consideration for this transaction. The business operations of the PLASTICS COMPANY do not change as regards to administrative and operational functions. Further funding initiatives will come from OBNH to ensure further growth of the PLASTICS COMPANY. Upon the PLASTICS COMPANY'S maturation within OBNH, OBNH shall spin-off the PLASTICS COMPANY into its own public vehicle (100% ownership: 90% to the PLASTICS COMPANY and 10% to OBNH) pursuant to all US Regulatory Rules.

NOW, THEREFORE, upon friendly consultation and consideration of the recitals, promises and the mutual covenants and agreements hereinafter set forth, the Parties hereby enter into this Agreement as follows:

   1. TRANSFER OF THE ASSETS AND BUSINESS CONTRACTS

   1.1 LAO agrees to transfer to OBNH all equipment and assets in relation to the PLASTICS COMPANY at the net book value thereof as of April 17, 2007. OBNH agrees to acquire the PLASTICS COMPANY at the net book value thereof as of April 17, 2007.

   1.2 As the business is already in operation before the formal establishment of OBNH, and LAO has entered into business contracts for and on behalf of OBNH, as of the date hereof, some of the said business contracts are still under way for their performance. LAO and OBNH agree to transfer them at a certain price.

   1.3 Upon final determination after consultation, the Parties agree to transfer the whole assets and business contracts of the PLASTICS COMPANY to OBNH herein referred to as OBN Holdings Inc., in consideration for the LAO receiving 10,000,000 shares of OBN Holdings stock. The Officers and Directors of the PLASTICS COMPANY shall receive 10,000,000 shares OBN Holdings stock with a further agreement to spin off the PLASTICS COMPANY once matured in OBNH, in which case LAO will own 90% of the spin-off PLASTICS COMPANY in consideration for the return back to OBNH of the 10,000,000 shares of OBN Holdings stock received by LAO.

   1.4 Consulting and Advisory Fees in the Amount of 500,000 restricted shares are to be included as compensation for introductions and representations made by Qualico Capital Asia Ltd, Hong Kong on behalf of both parties in this transaction. These Consulting and Advisory Fees shall be paid by OBNH.

   1.5 During the time that LAO owns 10,000,000 shares of OBNH common stock, LAO shall have the option of designating an individual to sit on the OBNH board of directors. If, for any reason, the designee is not able to be a member of the board of directors of a public company, LAO shall have the ability to name a different individual to serve.

   2. REPRESENTATIONS AND WARRANTS

   2.1 Each of LAO and OBNH represents and warrants respectively to the other as follows:

   (a) Each of LAO and OBNH warrants that it is a company duly registered, has the capacity and power requisite for a company, and has taken all necessary actions for the execution and performance of this Agreement.

   (b) The performance of the transaction is not subject to the consent, approval or order of any governmental authorities or any other third parties, nor is it subject to any conditions precedent as registration with, qualification verification by or document delivery to any governmental authorities or any other third parties.

   3. GENERAL PROVISIONS

   3.1 Costs: OBNH and LAO shall bear the respective costs incurred hereunder.

   3.2 Counterparts: This Agreement may be executed in two (2) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together will constitute an integral party of this Agreement.

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove mentioned.


OBNH: OBN Holding, Incorporated

Signed by: /s/Roger Neal Smith
Name:      Roger Neal Smith
Position:  Chief Executive Officer
SIGNED:    June 3, 2007


LAO: Foshan City Nan Hai Luo Village Lian Sing Jiu Da
     Plastic Powder Factory

Signed by: /s/Ka Liang LAO
Name:      LAO, Ka Liang
Position:  Authorized Representative
SIGNED:    June 3, 2007